Exhibit 99.1

Press Release

F.N.B. Corporation Reports Increased Second Quarter 2011 Net Income

Revenue Growth for Seven Consecutive Quarters

Hermitage, PA – July 25, 2011 – F.N.B. Corporation (NYSE: FNB) today reported second quarter 2011 financial results. Net income for the second quarter of 2011 was $22.4 million, or $0.18 per diluted share, compared to $17.2 million, or $0.14 per diluted share, in the first quarter of 2011 and $17.9 million, or $0.16 per diluted share, in the second quarter of 2010.

“We are very pleased to deliver these results for our shareholders. Second quarter earnings of $0.18 per diluted share represent an increase from the prior quarter and the second quarter of 2010, with performance reflecting the continuation of several positive trends,” said Stephen J. Gurgovits, Chief Executive Officer of F.N.B. Corporation. “Revenue growth was achieved for the seventh consecutive quarter and loan growth was achieved for the eighth consecutive quarter. Additionally, our success growing transaction accounts continued and credit quality results were very good and improving from already solid levels.”

F.N.B. Corporation’s performance ratios for the second quarter of 2011 were as follows: return on average tangible equity (non-GAAP measure) was 16.77%; return on average equity was 7.69%; return on average tangible assets (non-GAAP measure) was 1.02% and return on average assets was 0.91%. A reconciliation of GAAP measures to non-GAAP measures is included in the tables that accompany this press release.

Mr. Gurgovits continued, “We are also extremely pleased to have announced the agreement to acquire Parkvale Financial Corporation on June 15, 2011. This strategically significant acquisition will solidify our leading status in the Pittsburgh MSA, vaulting our retail deposit market share to third from seventh, while providing our shareholders with a projected 6% accretion in 2012 and effectively deploying the recently raised capital. The initial stages of the integration process are underway with a targeted closing date in early January of 2012.”

Second Quarter Results

(all comparisons refer to the first quarter of 2011, except as noted)

Net Interest Income

Net interest income on a fully taxable equivalent basis totaled $80.7 million in the second quarter of 2011, increasing $1.4 million, or 7.3% annualized, primarily as a result of the 7.1% annualized growth in average earning assets and one additional day in the quarter. Average earning asset growth reflects strong loan growth and an increase in average investments due to the deployment of the $62.8 million in net proceeds from the capital raise completed on May 18, 2011. The net interest margin equaled 3.78%, with the 3 basis point narrowing in part due to increased average investments and a $30.6 million increase in average balances invested on an overnight basis.

Average loans for the second quarter totaled $6.6 billion, increasing $83.1 million or 5.1% annualized. Results for the Pennsylvania commercial portfolio in the second quarter remained strong as demonstrated by average loan growth totaling $74.8 million or 8.7% annualized. Additionally, the commercial lease portfolio continued to achieve consistent growth, contributing average growth of $6.6 million, or 31.6% annualized, through successful integration with our commercial bankers leading to positive cross-selling results. Total consumer loans increased 1.1% annualized with the average indirect auto lending portfolio growing $10.6 million, or 8.2% annualized, as a result of seasonally higher volume. In total, the other average consumer loans, which consist primarily of residential real estate-related portfolios, were essentially flat and reflect national trends for these portfolios.

Average deposits and customer repurchase agreements totaled $8.0 billion, increasing $125.1 million or 6.3% annualized. Growth in relationship-based transaction deposits and customer repurchase agreements continued as these average balances grew $149.4 million, or 10.7% annualized, as a result of new client acquisition and customers growing average balances. Partially offsetting this growth was a continued planned decline in time deposits given FNB’s overall liquidity position. As of June 30, 2011, FNB’s total customer based-funding was 95.6% of total deposits and borrowings.

“The successful loan and deposit growth results demonstrate FNB’s ability to build on the momentum our team has generated. This represents the eighth consecutive quarter of organic growth for total loans driven by nine quarters of consecutive growth in the Pennsylvania commercial portfolio,” said Mr. Gurgovits. “We believe that our team of experienced bankers, our consistency in the markets we serve, diverse product offerings and disciplined sales management approach has and will continue to produce positive results.”

Non-Interest Income

Non-interest income increased $0.8 million, or 2.9%, to $29.3 million in the second quarter of 2011. The increase reflects higher service charges reflecting seasonality and new account growth and higher securities commission revenue due to increased volume, particularly annuity related, and improved trust income resulting from revenue initiatives and more favorable market conditions. The lower insurance commission revenue reflects the seasonal decrease given contingent revenue that is normally received in the first quarter and the mortgage-related gains were lower given normal seasonality and industry trends.

Non-Interest Expense

Non-interest expense totaled $68.4 million in the second quarter of 2011, representing a $6.2 million or 8.3% improvement. When excluding the one-time merger costs of $4.1 million from the prior quarter, non-interest expense improved $2.1 million, or 3.1%, as a result of several factors, including cost savings realized from the CBI acquisition. Personnel costs improved by $1.9 million, or 4.8%, reflecting normal seasonal effects seen in the first quarter combined with acquisition-related cost savings. Additionally, FDIC insurance expense improved $0.9 million, or 31.2%, due to the new assessment methodology, while other real estate owned (OREO) costs increased $0.8 million to reflect current valuations and property maintenance costs. The second quarter of 2011 efficiency ratio improved to 60.5% compared to 63.7% in the first quarter when excluding merger costs.

Credit Quality

“We are pleased to report another quarter of very good credit quality performance, with results trending positively. The Pennsylvania and Regency portfolios, together representing 97% of the total loan portfolio, both continue to perform consistently very well and showed improvement from already solid results,” remarked Mr. Gurgovits.

Improvements seen in total past due and non-accrual loans to total loans and non-performing loans and OREO balances brought these metrics to the lowest levels since September 30, 2008. Total past due and non-accrual loans to total loans improved 27 basis points to 2.46% at June 30, 2011, driven by improvement in early stage delinquencies. The ratio of non-performing loans and OREO to total loans and OREO improved 12 basis points to 2.42% at June 30, 2011. The provision for loan losses was $8.6 million for the second quarter of 2011 and exceeded net loan charge-offs of $6.9 million. The second quarter of 2011 net charge-offs of 0.42% annualized were equal to the prior quarter’s results, representing the lowest level since September 30, 2008.

The Pennsylvania loan portfolio’s credit quality metrics for the second quarter of 2011 continue to reflect very solid performance. The Pennsylvania loan portfolio totaled $6.4 billion at June 30, 2011, representing 95% of the total loan portfolio. Total past due and non-accrual loans to total loans improved 11 basis points to 1.79% at June 30, 2011, driven by improvements in early-stage delinquencies, an important leading indicator. Charge-off performance continues to be very good, with net charge-offs for the second quarter totaling $5.3 million or 0.34% annualized of average loans. Year-to-date net charge-offs totaled 0.30% annualized of average loans compared to 0.36% for the full year of 2010. The allowance for loan losses to total loans equaled 1.30% and with the credit mark for the acquired portfolio equaled 1.71% at June 30, 2011 (non-GAAP measure).

The Florida loan portfolio credit quality results for the second quarter of 2011 performed as expected and were consistent with the prior quarter.

Capital Position

The Corporation’s higher capital levels at June 30, 2011 reflect the impact of the common stock offering completed on May 18, 2011 that generated $62.8 million in net proceeds intended to be used to support growth, including potential merger and acquisition opportunities. The Corporation’s capital ratios continue to exceed federal bank regulatory agency “well capitalized” thresholds.

At June 30, 2011, compared to March 31, 2011, the estimated total risk-based capital ratio was 13.3% compared to 12.5%, the estimated tier 1 risk-based capital ratio was 11.6% compared to 10.9% and the leverage ratio was 9.0% compared to 8.4%. At June 30, 2011 the tangible common equity to tangible assets ratio (non-GAAP measure) was 6.50% compared to 5.76% and the tangible book value per share (non-GAAP measure) was $4.73 compared to $4.36. The dividend payout ratio for the second quarter of 2011 was 69%.

Year-to-Date Results (all comparisons refer to the prior year-to-date period, except as noted)

Year-to-date results for the six months ended June 30, 2011 include the impact from the Comm Bancorp, Inc. (CBI) acquisition completed on January 1, 2011.

For the six months ended June 30, 2011, F.N.B. Corporation’s net income totaled $39.5 million, or $0.32 per diluted share, improved from $33.9 million, or $0.30 per diluted share. For the 2011 year-to-date period, return on average tangible equity (non-GAAP measure) totaled 15.40% compared to 15.05%, return on average equity was 6.94% compared to 6.51%, return on average tangible assets (non-GAAP measure) was 0.92% compared to 0.88%, and return on average assets was 0.82% compared to 0.78%.

Net interest income on a fully taxable equivalent basis totaled $159.9 million for the first six months of 2011, an increase of $16.8 million or 11.7%, reflecting 11.1% growth in average earning assets and a 2 basis point expansion of the net interest margin. The growth in earning assets reflects a combination of organic growth and the CBI acquisition. For the first six months of 2011, average loans grew 11.3%, with organic growth of 4.3% driven by strong market share gains in the Pennsylvania commercial portfolio. Average deposits and customer repurchase agreements grew 12.6%, with organic growth of 4.6% for the first six months of 2011 due to continued new customer acquisition and higher average balances.

Non-interest income totaled $57.7 million for the first half of 2011, with the decrease of $1.0 million or 1.8% due to several items benefitting the results for the first half of 2010. The first half of 2010 included $3.5 million higher recoveries on impaired loans acquired through acquisitions and a $1.6 million gain related to the successful harvesting of a mezzanine financing relationship by F.N.B. Capital Corporation. When adjusting for these two items in the prior year-to-date period, non-interest income improved $4.1 million or 7.7% due to positive results in a number of fee-based businesses. Service charges increased $1.6 million, or 5.7%, reflecting higher volume, organic growth and the expanded customer base due to the CBI acquisition, partially offset by reduced overdraft fee revenue due to Regulation E. Fee income on a year-over-year basis also reflects a $2.1 million, or 21.6%, increase in wealth management-related revenue as a result of revenue-generating initiatives, improved market conditions and organic growth. Additionally, swap fee revenue doubled to $2.1 million in the first half of 2011 given the successful commercial loan growth results and continued low interest rate environment. Partially offsetting these increases, insurance commissions and fees declined 4.4% because of lower contingent revenues and lower commission revenues.

Non-interest expense totaled $142.9 million for the first half of 2011, an increase of $14.4 million, or 11.2%, due to adding CBI-related operating costs and $4.3 million in one-time merger costs. Expected cost savings related to the acquisition were fully phased in at the beginning of the second quarter of 2011. Additionally, the first half of 2011 includes higher OREO-related costs to reflect current valuations and property maintenance costs. On a year-to-date basis, F.N.B. Corporation’s efficiency ratio, excluding one-time merger costs, remained consistent at 62%.

Credit quality results significantly improved for the first half of 2011 compared to prior year-to-date results. Provision was $16.8 million for the first half of 2011, improving $7.4 million due to a $6.1 million lower provision in the Florida portfolio. Net charge-off results for the first six months of 2011 improved 9 basis points to 0.42% annualized of total loans and reflect continued solid performance for the Pennsylvania and Regency portfolios and improvement in the Florida portfolio. The ratio of the allowance for loan losses to total loans equaled 1.63% at June 30, 2011, compared to 1.91% at June 30, 2010, with the decline principally reflecting the impact of the accounting treatment required for loans acquired in connection with the CBI acquisition. The ratio of the allowance for loan losses plus the credit mark for the acquired portfolio to total loans plus the credit mark equaled 2.02% at June 30, 2011.

Other Highlights

On June 15, 2011, F.N.B. Corporation and Parkvale Financial Corporation (NASDAQ: PVSA) jointly announced the signing of a definitive merger agreement pursuant to which F.N.B. Corporation will acquire Parkvale Financial Corporation, the Pennsylvania-based holding company and parent of Parkvale Savings Bank in an all stock merger transaction (“merger”) valued at approximately $130 million. The transaction is expected to be completed in early January 2012, pending regulatory approval, the approval of Parkvale Financial Corporation shareholders and the satisfaction of various closing conditions.

The merger is subject to approval by federal and state regulatory agencies and is subject to a number of conditions between the parties which must be fulfilled in order to complete the merger. Therefore, the failure to obtain the requisite approvals or satisfaction of the conditions of the merger could delay or prevent the merger from being consummated.

Conference Call

F.N.B. Corporation will host its quarterly conference call to discuss second quarter of 2011 financial results on Tuesday, July 26, 2011, at 8:00 AM EDT. Participating callers may access the call by dialing (888) 490-2761 or (719) 325-2407 for international callers; the confirmation number is 4668433. The listen-only audio Webcast may be accessed through the “Shareholder and Investor Relations” section of the Corporation’s Web site at www.fnbcorporation.com.

A replay of the call will be available from 11:00 AM EDT the day of the call until midnight EDT on Wednesday, August 3, 2011. The replay is accessible by dialing (877) 870-5176 or (858) 384-5517 for international callers; the confirmation number is 4668433. The call transcript and Webcast will be available on the “Shareholder and Investor Relations” section of F.N.B. Corporation’s Web site at www.fnbcorporation.com.

About F.N.B. Corporation

F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $9.9 billion. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and F.N.B. Commercial Leasing. It also operates consumer finance offices in Kentucky and Tennessee.

Forward-looking Statements

This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. Forward-looking statements are typically identified by words such as “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) various monetary and fiscal policies and regulations of the U.S. Government that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) technological issues which may adversely affect F.N.B. Corporation’s financial operations or customers; (7) changes in the securities markets; (8) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission (SEC) which are available on our shareholder and investor relations website at www.fnbcorporation.com and on the SEC website at www.sec.gov;

(9) housing prices; (10) job market; (11) consumer confidence and spending habits and (12) estimates of fair value of certain F.N.B. Corporation assets and liabilities. All information provided in this release and in the attachments is based on information only as of the date provided and presently available and F.N.B. Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

ADDITIONAL INFORMATION ABOUT THE MERGER

F.N.B. Corporation will file a registration statement on Form S-4 with the SEC. The registration statement will include a proxy statement/prospectus and other relevant documents to be filed with the SEC in connection with the merger.

SHAREHOLDERS OF PARKVALE FINANCIAL CORPORATION ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents F.N.B. Corporation has filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents F.N.B. Corporation has filed with the SEC by contacting James Orie, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317 or for Parkvale Financial Corporation by contacting Gilbert A. Riazzi, Chief Financial Officer, 4220 William Penn Highway, Monroeville, PA 15146, telephone: (412) 373-4804.

Parkvale Financial Corporation and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning such participants’ ownership of Parkvale Financial Corporation common stock will be set forth in the proxy statement/prospectus relating to the merger when it becomes available. This communication does not constitute an offer of any securities for sale.

# # #

Analyst/Institutional Investor Contact:

Cynthia Christopher 724-983-3429

724-815-3926 (cell)

christoc@fnb-corp.com

Media Contact:

Jennifer Reel 724-983-4856

724-699-6389 (cell)

reel@fnb-corp.com

DATA SHEETS FOLLOW

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

				2nd Qtr 2011 -	2nd Qtr 2011 -
	2011		2010	1st Qtr 2011	2nd Qtr 2010
	Second	First	Second	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Statement of earnings
Interest income	$98,155	$97,371	$94,361	0.8	4.0
Interest expense	19,461	20,088	22,880	-3.1	-14.9

Net interest income	78,694	77,283	71,481	1.8	10.1
Taxable equivalent adjustment	1,999	1,965	1,665	1.7	20.1

Net interest income (FTE) (1)	80,693	79,248	73,146	1.8	10.3
Provision for loan losses	8,551	8,228	12,239	3.9	-30.1

Net interest income after provision (FTE)	72,142	71,020	60,907	1.6	18.4

Impairment losses on securities	0	0	(1,313)	n/m	n/m
Non-credit related losses on securities not expected to be sold (recognized in other comprehensive income)	0	0	711	n/m	n/m

Net impairment losses on securities	0	0	(602)	n/m	n/m

Service charges	15,666	14,335	14,662	9.3	6.8
Insurance commissions and fees	3,664	4,146	3,849	-11.6	-4.8
Securities commissions and fees	2,130	1,972	1,771	8.0	20.2
Trust income	3,947	3,710	3,188	6.4	23.8
Gain on sale of securities	38	54	47	-29.4	-18.3
Gain on sale of loans	376	767	808	-51.0	-53.5
Other	3,437	3,448	4,720	-0.3	-27.2

Total non-interest income	29,258	28,432	28,443	2.9	2.9

Salaries and employee benefits	36,528	38,382	33,392	-4.8	9.4
Occupancy and equipment	9,985	10,385	9,446	-3.9	5.7
Amortization of intangibles	1,805	1,796	1,679	0.5	7.6
Other real estate owned	2,342	1,579	363	48.3	545.3
Other	17,709	22,415	18,204	-21.0	-2.7

Total non-interest expense	68,369	74,557	63,084	-8.3	8.4

Income before income taxes	33,031	24,895	26,266	32.7	25.8
Taxable equivalent adjustment	1,999	1,965	1,665	1.7	20.1
Income taxes	8,670	5,755	6,679	50.7	29.8

Net income	$22,362	$17,175	$17,922	30.2	24.8

Earnings per share:
Basic	$0.18	$0.14	$0.16	28.6	12.5
Diluted	$0.18	$0.14	$0.16	28.6	12.5

Performance ratios
Return on average equity	7.69%	6.17%	6.83%
Return on average tangible equity (2) (6)	16.77%	13.93%	15.65%
Return on average assets	0.91%	0.72%	0.81%
Return on average tangible assets (3) (6)	1.02%	0.82%	0.92%
Net interest margin (FTE) (1)	3.78%	3.81%	3.81%
Yield on earning assets (FTE) (1)	4.69%	4.77%	5.00%
Cost of funds	1.06%	1.12%	1.37%
Efficiency ratio (FTE) (1) (4)	60.54%	67.57%	60.45%
Effective tax rate	27.94%	25.10%	27.15%

Common stock data
Average basic shares outstanding	123,254,895	120,193,233	113,878,018	2.5	8.2
Average diluted shares outstanding	124,094,789	120,952,973	114,315,177	2.6	8.6
Ending shares outstanding	127,024,899	120,871,383	114,532,890	5.1	10.9
Book value per share	$9.47	$9.34	$9.24	1.5	2.5
Tangible book value per share (6)	$4.73	$4.36	$4.31	8.6	9.8
Tangible book value per share excluding AOCI (5) (6)	$4.97	$4.64	$4.53	7.3	9.8
Dividend payout ratio	68.64%	83.86%	77.09%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	For the Six Months
	Ended June 30,		Percent
	2011	2010	Variance
Statement of earnings
Interest income	$195,526	$186,907	4.6
Interest expense	39,549	47,021	-15.9

Net interest income	155,977	139,886	11.5
Taxable equivalent adjustment	3,964	3,303	20.0

Net interest income (FTE) (1)	159,941	143,189	11.7
Provision for loan losses	16,779	24,203	-30.7

Net interest income after provision (FTE)	143,162	118,986	20.3
Impairment losses on securities	0	(9,539)	n/m
Non-credit related losses on securities not expected to be sold (recognized in other comprehensive income)	0	7,251	n/m

Net impairment losses on securities	0	(2,288)	n/m
Service charges	30,001	28,384	5.7
Insurance commissions and fees	7,810	8,173	-4.4
Securities commissions and fees	4,102	3,328	23.2
Trust income	7,657	6,346	20.7
Gain on sale of securities	92	2,437	-96.2
Gain on sale of loans	1,143	1,375	-16.8
Other	6,885	10,963	-37.2

Total non-interest income	57,690	58,718	-1.8
Salaries and employee benefits	74,910	66,517	12.6
Occupancy and equipment	20,370	19,517	4.4
Amortization of intangibles	3,601	3,366	7.0
Other real estate owned	3,921	1,527	156.8
Other	40,124	37,600	6.7

Total non-interest expense	142,926	128,527	11.2
Income before income taxes	57,926	49,177	17.8
Taxable equivalent adjustment	3,964	3,303	20.0
Income taxes	14,425	11,972	20.5

Net income	$39,537	$33,902	16.6

Earnings per share:
Basic	$0.32	$0.30	6.7
Diluted	$0.32	$0.30	6.7
Performance ratios
Return on average equity	6.94%	6.51%
Return on average tangible equity (2) (6)	15.40%	15.05%
Return on average assets	0.82%	0.78%
Return on average tangible assets (3) (6)	0.92%	0.88%
Net interest margin (FTE) (1)	3.79%	3.77%
Yield on earning assets (FTE) (1)	4.73%	5.01%
Cost of funds	1.09%	1.42%
Efficiency ratio (FTE) (1) (4)	64.02%	61.99%
Effective tax rate	26.73%	26.10%
Common stock data
Average basic shares outstanding	121,732,522	113,814,527	7.0
Average diluted shares outstanding	122,532,686	114,189,300	7.3
Ending shares outstanding	127,024,899	114,532,890	10.9
Book value per share	$9.47	$9.24	2.5
Tangible book value per share (6)	$4.73	$4.31	9.8
Tangible book value per share excluding AOCI (5) (6)	$4.97	$4.53	9.8
Dividend payout ratio	75.25%	81.37%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

				2nd Qtr 2011 -	2nd Qtr 2011 -
	2011		2010	1st Qtr 2011	2nd Qtr 2010
	Second	First	Second	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Total assets	$9,866,025	$9,695,015	$8,874,430	1.8	11.2
Earning assets	8,557,590	8,409,212	7,697,232	1.8	11.2
Securities	1,766,329	1,731,714	1,599,216	2.0	10.4
Interest bearing deposits with banks	167,924	137,281	159,874	22.3	5.0
Loans, net of unearned income	6,623,337	6,540,217	5,938,142	1.3	11.5
Allowance for loan losses	109,489	108,259	113,531	1.1	-3.6
Goodwill and intangibles	603,552	595,436	565,294	1.4	6.8

Deposits and customer repos (7)	8,041,138	7,916,046	7,163,916	1.6	12.2
Short-term borrowings	144,301	143,531	126,972	0.5	13.6
Long-term debt	206,201	199,047	228,959	3.6	-9.9
Trust preferred securities	203,934	203,961	204,455	0.0	-0.3
Shareholders’ equity	1,166,305	1,129,622	1,052,569	3.2	10.8

Asset quality data
Non-accrual loans	$107,091	$108,080	$132,412	-0.9	-19.1
Restructured loans	20,146	21,577	17,270	-6.6	16.7

Non-performing loans	127,237	129,657	149,682	-1.9	-15.0
Other real estate owned	35,793	38,101	22,952	-6.1	55.9

Total non-performing loans and OREO	163,030	167,758	172,634	-2.8	-5.6
Non-performing investments	6,605	6,204	4,661	6.5	41.7

Non-performing assets	$169,635	$173,962	$177,295	-2.5	-4.3

Net loan charge-offs	$6,939	$6,736	$7,791	3.0	-10.9
Allowance for loan losses	109,224	107,612	114,040	1.5	-4.2

Non-performing loans / total loans	1.90%	1.98%	2.51%
Non-performing loans + OREO / total loans + OREO	2.42%	2.54%	2.88%
Non-performing assets / total assets	1.72%	1.78%	2.01%
Allowance for loan losses / total loans	1.63%	1.64%	1.91%
Allowance for loan losses + credit marks / total loans + credit marks (6)	2.02%	2.04%	n/a
Allowance for loan losses / non-performing loans	85.84%	83.00%	76.19%
Net loan charge-offs (annualized) / average loans	0.42%	0.42%	0.53%

Balances at period end
Total assets	$9,857,163	$9,755,281	$8,833,060	1.0	11.6
Earning assets	8,560,768	8,459,481	7,647,064	1.2	11.9
Loans, net of unearned income	6,702,595	6,559,952	5,967,570	2.2	12.3
Deposits and customer repos (7)	7,960,415	7,982,954	7,141,210	-0.3	11.5
Total equity	1,203,150	1,128,414	1,058,004	6.6	13.7

Capital ratios
Equity / assets (period end)	12.21%	11.57%	11.98%
Leverage ratio	8.97%	8.36%	8.63%
Tangible equity / tangible assets (period end) (6)	6.50%	5.76%	5.97%
Tangible equity, excluding AOCI / tangible assets (period end) (5) (6)	6.83%	6.12%	6.28%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	For the Six Months
	Ended June 30,		Percent
	2011	2010	Variance
Average balances
Total assets	$9,780,993	$8,810,141	11.0
Earning assets	8,483,810	7,633,181	11.1
Securities	1,749,117	1,541,100	13.5
Interest bearing deposits with banks	152,687	178,029	-14.2
Loans, net of unearned income	6,582,006	5,914,051	11.3
Allowance for loan losses	108,877	110,908	-1.8
Goodwill and intangibles	599,516	566,134	5.9

Deposits and customer repos (7)	7,978,938	7,083,701	12.6
Short-term borrowings	143,918	129,839	10.8
Long-term debt	202,644	245,846	-17.6
Trust preferred securities	203,947	204,540	-0.3
Shareholders’ equity	1,148,065	1,049,846	9.4

Asset quality data
Non-accrual loans	$107,091	$132,412	-19.1
Restructured loans	20,146	17,270	16.7

Non-performing loans	127,237	149,682	-15.0
Other real estate owned	35,793	22,952	55.9

Total non-performing loans and OREO	163,030	172,634	-5.6
Non-performing investments	6,605	4,661	41.7

Non-performing assets	$169,635	$177,295	-4.3

Net loan charge-offs	$13,675	$14,818	-7.7
Allowance for loan losses	109,224	114,040	-4.2

Non-performing loans / total loans	1.90%	2.51%
Non-performing loans + OREO / total loans + OREO	2.42%	2.88%
Non-performing assets / total assets	1.72%	2.01%
Allowance for loan losses / total loans	1.63%	1.91%
Allowance for loan losses + credit marks / total loans + credit marks (6)	2.02%	n/a
Allowance for loan losses / non-performing loans	85.84%	76.19%
Net loan charge-offs (annualized) / average loans	0.42%	0.51%

Balances at period end
Total assets	$9,857,163	$8,833,060	11.6
Earning assets	8,560,768	7,647,064	11.9
Loans, net of unearned income	6,702,595	5,967,570	12.3
Deposits and customer repos (7)	7,960,415	7,141,210	11.5
Total equity	1,203,150	1,058,004	13.7

Capital ratios
Equity / assets (period end)	12.21%	11.98%
Leverage ratio	8.97%	8.63%
Tangible equity / tangible assets (period end) (6)	6.50%	5.97%
Tangible equity, excluding AOCI / tangible assets (period end) (5) (6)	6.83%	6.28%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

				2nd Qtr 2011 -	2nd Qtr 2011 -
	2011		2010	1st Qtr 2011	2nd Qtr 2010
	Second	First	Second	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Loans:
Commercial	$3,721,871	$3,654,563	$3,311,030	1.8	12.4
Direct installment	1,029,808	1,046,249	969,007	-1.6	6.3
Residential mortgages	682,570	689,679	616,267	-1.0	10.8
Indirect installment	528,792	518,168	517,452	2.1	2.2
Consumer LOC	528,144	507,405	426,471	4.1	23.8
Commercial leases	90,831	84,196	62,510	7.9	45.3
Other	41,321	39,957	35,405	3.4	16.7

Total loans	$6,623,337	$6,540,217	$5,938,142	1.3	11.5

Deposits:
Non-interest bearing deposits	$1,248,029	$1,176,031	$1,028,631	6.1	21.3
Savings and NOW	3,888,716	3,753,938	3,297,537	3.6	17.9
Certificates of deposit and other time deposits	2,315,829	2,340,149	2,219,194	-1.0	4.4

Total deposits	7,452,574	7,270,118	6,545,362	2.5	13.9
Customer repos (7)	588,564	645,928	618,554	-8.9	-4.8

Total deposits and customer repos (7)	$8,041,138	$7,916,046	$7,163,916	1.6	12.2

Balances at period end
Loans:
Commercial	$3,776,287	$3,689,667	$3,304,493	2.3	14.3
Direct installment	1,039,270	1,036,213	983,857	0.3	5.6
Residential mortgages	676,574	673,152	615,232	0.5	10.0
Indirect installment	535,191	522,634	521,679	2.4	2.6
Consumer LOC	542,470	511,329	438,039	6.1	23.8
Commercial leases	93,273	87,916	64,715	6.1	44.1
Other	39,530	39,041	39,555	1.3	-0.1

Total loans	$6,702,595	$6,559,952	$5,967,570	2.2	12.3

Deposits:
Non-interest bearing deposits	$1,267,554	$1,223,720	$1,039,631	3.6	21.9
Savings and NOW	3,853,257	3,831,735	3,280,076	0.6	17.5
Certificates of deposit and other time deposits	2,276,408	2,334,856	2,214,951	-2.5	2.8

Total deposits	7,397,219	7,390,311	6,534,658	0.1	13.2
Customer repos (7)	563,196	592,643	606,552	-5.0	-7.1

Total deposits and customer repos (7)	$7,960,415	$7,982,954	$7,141,210	-0.3	11.5

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	For the Six Months Ended June 30,		Percent
	2011	2010	Variance
Average balances
Loans:
Commercial	$3,688,403	$3,296,352	11.9
Direct installment	1,021,800	972,046	5.1
Residential mortgages	702,288	614,553	14.3
Indirect installment	523,509	517,879	1.1
Consumer LOC	517,831	419,109	23.6
Commercial leases	87,532	60,329	45.1
Other	40,643	33,783	20.3

Total loans	$6,582,006	$5,914,051	11.3

Deposits:
Non-interest bearing deposits	$1,212,229	$999,441	21.3
Savings and NOW	3,821,699	3,257,518	17.3
Certificates of deposit and other time deposits	2,327,922	2,219,064	4.9

Total deposits	7,361,850	6,476,024	13.7
Customer repos (7)	617,088	607,677	1.5

Total deposits and customer repos (7)	$7,978,938	$7,083,701	12.6

Balances at period end
Loans:
Commercial	$3,776,287	$3,304,493	14.3
Direct installment	1,039,270	983,857	5.6
Residential mortgages	676,574	615,232	10.0
Indirect installment	535,191	521,679	2.6
Consumer LOC	542,470	438,039	23.8
Commercial leases	93,273	64,715	44.1
Other	39,530	39,555	-0.1

Total loans	$6,702,595	$5,967,570	12.3

Deposits:
Non-interest bearing deposits	$1,267,554	$1,039,631	21.9
Savings and NOW	3,853,257	3,280,076	17.5
Certificates of deposit and other time deposits	2,276,408	2,214,951	2.8

Total deposits	7,397,219	6,534,658	13.2
Customer repos (7)	563,196	606,552	-7.1

Total deposits and customer repos (7)	$7,960,415	$7,141,210	11.5

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	Second Quarter 2011
	Bank - PA	Bank - FL	Regency	Total
Asset quality data, by core portfolio
Non-accrual loans	$60,565	$44,890	$1,636	$107,091
Restructured loans	15,340	0	4,806	20,146

Non-performing loans	75,905	44,890	6,442	127,237
Other real estate owned	10,472	23,868	1,453	35,793

Total non-performing loans and OREO	86,377	68,758	7,895	163,030
Non-performing investments	6,605	0	0	6,605

Non-performing assets	$92,982	$68,758	$7,895	$169,635

Net loan charge-offs	$5,346	$160	$1,433	$6,939
Provision for loan losses	4,655	2,240	1,656	8,551
Allowance for loan losses	82,353	20,018	6,853	109,224
Loans, net of unearned income	6,359,213	180,232	163,150	6,702,595

Non-performing loans / total loans	1.19%	24.91%	3.95%	1.90%
Non-performing loans + OREO / total loans + OREO	1.36%	33.69%	4.80%	2.42%
Non-performing assets / total assets	0.98%	37.35%	4.65%	1.72%
Allowance for loan losses / total loans	1.30%	11.11%	4.20%	1.63%
Allowance for loan losses + credit marks / total loans + credit marks (6)	1.71%	11.11%	4.20%	2.02%
Allowance for loan losses / non-performing loans	108.50%	44.59%	106.38%	85.84%
Net loan charge-offs (annualized) / average loans	0.34%	0.35%	3.62%	0.42%

Loans 30 - 89 days past due	$39,205	$23	$2,182	$41,410
Loans 90+ days past due	14,034	0	2,081	16,115
Non-accrual loans	60,565	44,890	1,636	107,091

Total past due and non-accrual loans	$113,804	$44,913	$5,899	$164,616

Loans 90+ days past due and non-accrual loans / total loans	1.17%	24.91%	2.28%	1.84%
Total past due and non-accrual loans / total loans	1.79%	24.92%	3.62%	2.46%

	First Quarter 2011
	Bank - PA	Bank - FL	Regency	Total
Asset quality data, by core portfolio
Non-accrual loans	$59,343	$46,701	$2,036	$108,080
Restructured loans	14,949	0	6,628	21,577

Non-performing loans	74,292	46,701	8,664	129,657
Other real estate owned	12,044	24,502	1,555	38,101

Total non-performing loans and OREO	86,336	71,203	10,219	167,758
Non-performing investments	6,204	0	0	6,204

Non-performing assets	$92,540	$71,203	$10,219	$173,962

Net loan charge-offs	$4,053	$1,147	$1,536	$6,736
Provision for loan losses	5,300	1,600	1,328	8,228
Allowance for loan losses	83,044	17,938	6,630	107,612
Loans, net of unearned income	6,216,969	185,148	157,835	6,559,952

Non-performing loans / total loans	1.19%	25.22%	5.49%	1.98%
Non-performing loans + OREO / total loans + OREO	1.39%	33.96%	6.41%	2.54%
Non-performing assets / total assets	0.99%	37.14%	6.06%	1.78%
Allowance for loan losses / total loans	1.34%	9.69%	4.20%	1.64%
Allowance for loan losses + credit marks / total loans + credit marks (6)	1.76%	9.69%	4.20%	2.04%
Allowance for loan losses / non-performing loans	111.78%	38.41%	76.52%	83.00%
Net loan charge-offs (annualized) / average loans	0.27%	2.45%	3.90%	0.42%

Loans 30 - 89 days past due	$44,657	$8,503	$2,037	$55,197
Loans 90+ days past due	13,952	0	2,127	16,079
Non-accrual loans	59,343	46,701	2,036	108,080

Total past due and non-accrual loans	$117,952	$55,204	$6,200	$179,356

Loans 90+ days past due and non-accrual loans / total loans	1.18%	25.22%	2.64%	1.89%
Total past due and non-accrual loans / total loans	1.90%	29.82%	3.93%	2.73%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	Second Quarter 2010
	Bank - PA	Bank - FL	Regency	Total
Asset quality data, by core portfolio
Non-accrual loans	$66,391	$64,063	$1,958	$132,412
Restructured loans	11,233	0	6,037	17,270

Non-performing loans	77,624	64,063	7,995	149,682
Other real estate owned	9,626	12,245	1,081	22,952

Total non-performing loans and OREO	87,250	76,308	9,076	172,634
Non-performing investments	4,661	0	0	4,661

Non-performing assets	$91,911	$76,308	$9,076	$177,295

Net loan charge-offs	$4,442	$1,900	$1,449	$7,791
Provision for loan losses	4,494	6,168	1,577	12,239
Allowance for loan losses	80,396	26,940	6,704	114,040
Loans, net of unearned income	5,576,734	231,237	159,599	5,967,570

Non-performing loans / total loans	1.39%	27.70%	5.01%	2.51%
Non-performing loans + OREO / total loans + OREO	1.56%	31.34%	5.65%	2.88%
Non-performing assets / total assets	1.09%	35.24%	5.45%	2.01%
Allowance for loan losses / total loans	1.44%	11.65%	4.20%	1.91%
Allowance for loan losses + credit marks / total loans + credit marks (6)	n/a	n/a	n/a	n/a
Allowance for loan losses / non-performing loans	103.57%	42.05%	83.85%	76.19%
Net loan charge-offs (annualized) / average loans	0.32%	3.23%	3.73%	0.53%

Loans 30 - 89 days past due	$35,005	$0	$2,070	$37,075
Loans 90+ days past due	5,285	0	2,288	7,573
Non-accrual loans	66,391	64,063	1,958	132,412

Total past due and non-accrual loans	$106,681	$64,063	$6,316	$177,060

Loans 90+ days past due and non-accrual loans / total loans	1.29%	27.70%	2.66%	2.35%
Total past due and non-accrual loans / total loans	1.91%	27.70%	3.96%	2.97%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

				2nd Qtr 2011 - 1st Qtr 2011 Percent Variance	2nd Qtr 2011 - 2nd Qtr 2010 Percent Variance
	2011		2010
	Second Quarter	First Quarter	Second Quarter
Balance Sheet (at period end)
Assets
Cash and due from banks	$172,401	$157,568	$140,629	9.4	22.6
Interest bearing deposits with banks	16,732	132,340	60,238	-87.4	-72.2

Cash and cash equivalents	189,133	289,908	200,867	-34.8	-5.8
Securities available for sale	820,847	804,242	758,325	2.1	8.2
Securities held to maturity	1,010,672	956,693	853,698	5.6	18.4
Residential mortgage loans held for sale	9,922	6,254	7,232	58.7	37.2
Loans, net of unearned income	6,702,595	6,559,952	5,967,570	2.2	12.3
Allowance for loan losses	(109,224)	(107,612)	(114,040)	1.5	-4.2

Net loans	6,593,371	6,452,340	5,853,530	2.2	12.6
Premises and equipment, net	126,061	125,067	115,323	0.8	9.3
Goodwill	567,378	565,090	528,720	0.4	7.3
Core deposit and other intangible assets, net	34,580	36,385	35,775	-5.0	-3.3
Bank owned life insurance	208,714	208,720	207,093	0.0	0.8
Other assets	296,485	310,582	272,495	-4.5	8.8

Total Assets	$9,857,163	$9,755,281	$8,833,060	1.0	11.6

Liabilities
Deposits:
Non-interest bearing demand	$1,267,554	$1,223,720	$1,039,630	3.6	21.9
Savings and NOW	3,853,257	3,831,735	3,280,076	0.6	17.5
Certificates and other time deposits	2,276,408	2,334,856	2,214,952	-2.5	2.8

Total Deposits	7,397,219	7,390,311	6,534,658	0.1	13.2
Other liabilities	103,492	94,975	94,748	9.0	9.2
Short-term borrowings	728,300	738,520	735,442	-1.4	-1.0
Long-term debt	221,061	199,134	205,834	11.0	7.4
Junior subordinated debt	203,941	203,927	204,373	0.0	-0.2

Total Liabilities	8,654,013	8,626,867	7,775,056	0.3	11.3

Stockholders’ Equity
Common stock	1,267	1,205	1,141	5.1	11.0
Additional paid-in capital	1,219,663	1,154,953	1,091,253	5.6	11.8
Retained earnings	16,348	9,336	(6,515)	75.1	-350.9
Accumulated other comprehensive income	(30,716)	(33,679)	(25,358)	-8.8	21.1
Treasury stock	(3,412)	(3,401)	(2,517)	0.3	35.6

Total Stockholders’ Equity	1,203,150	1,128,414	1,058,004	6.6	13.7

Total Liabilities and Stockholders’ Equity	$9,857,163	$9,755,281	$8,833,060	1.0	11.6

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

NON-GAAP FINANCIAL MEASURES

We believe the following non-GAAP financial measures used by F.N.B. Corporation provide information useful to investors in understanding F.N.B. Corporation’s operating performance and trends, and facilitate comparisons with the performance of F.N.B. Corporation’s peers. The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B. Corporation’s reported results prepared in accordance with U.S. GAAP. The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in F.N.B. Corporation’s financial statements.

	2011		2010
	Second Quarter	First Quarter	Second Quarter

Return on average tangible equity (2):
Net income (annualized)	$89,695	$69,653	$71,886
Amortization of intangibles, net of tax (annualized)	4,707	4,734	4,376

	94,402	74,387	76,262

Average total shareholders’ equity	1,166,305	1,129,622	1,052,569
Less: Average intangibles	(603,552)	(595,436)	(565,294)

	562,753	534,186	487,275

Return on average tangible equity (2)	16.77%	13.93%	15.65%

Return on average tangible assets (3):
Net income (annualized)	$89,695	$69,653	$71,886
Amortization of intangibles, net of tax (annualized)	4,707	4,734	4,376

	94,402	74,387	76,262

Average total assets	9,866,025	9,695,015	8,874,430
Less: Average intangibles	(603,552)	(595,436)	(565,294)

	9,262,473	9,099,579	8,309,136

Return on average tangible assets (3)	1.02%	0.82%	0.92%

Tangible book value per share:
Total shareholders’ equity	$1,203,150	$1,128,414	$1,058,004
Less: intangibles	(601,958)	(601,475)	(564,495)

	601,192	526,939	493,509

Ending shares outstanding	127,024,899	120,871,383	114,532,890

Tangible book value per share	$4.73	$4.36	$4.31

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	For the Six Months Ended June 30,
	2011	2010
Return on average tangible equity (2):
Net income (annualized)	$79,729	$68,366
Amortization of intangibles, net of tax (annualized)	4,720	4,412

	84,449	72,778

Average total shareholders’ equity	1,148,065	1,049,846
Less: Average intangibles	(599,516)	(566,134)

	548,549	483,712

Return on average tangible equity (2)	15.40%	15.05%

Return on average tangible assets (3):
Net income (annualized)	$79,729	$68,366
Amortization of intangibles, net of tax (annualized)	4,720	4,412

	84,449	72,778

Average total assets	9,780,993	8,810,141
Less: Average intangibles	(599,516)	(566,134)

	9,181,477	8,244,007

Return on average tangible assets (3)	0.92%	0.88%

Tangible book value per share:
Total shareholders’ equity	$1,203,150	$1,058,004
Less: intangibles	(601,958)	(564,495)

	601,192	493,509

Ending shares outstanding	127,024,899	114,532,890

Tangible book value per share	$4.73	$4.31

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	2011		2010
	Second Quarter	First Quarter	Second Quarter
Tangible book value per share excluding AOCI (5):
Total shareholders’ equity	$1,203,150	$1,128,414	$1,058,004
Less: intangibles	(601,958)	(601,475)	(564,495)
Less: AOCI	30,716	33,679	25,358

	631,908	560,618	518,867

Ending shares outstanding	127,024,899	120,871,383	114,532,890

Tangible book value per share excluding AOCI (5)	$4.97	$4.64	$4.53

Tangible equity / tangible assets (period end):
Total shareholders’ equity	$1,203,150	$1,128,414	$1,058,004
Less: intangibles	(601,958)	(601,475)	(564,495)

	601,192	526,939	493,509

Total assets	9,857,163	9,755,281	8,833,060
Less: intangibles	(601,958)	(601,475)	(564,495)

	9,255,205	9,153,806	8,268,565

Tangible equity / tangible assets (period end)	6.50%	5.76%	5.97%

Tangible equity, excluding AOCI / tangible assets (period end) (5):
Total shareholders’ equity	$1,203,150	$1,128,414	$1,058,004
Less: intangibles	(601,958)	(601,475)	(564,495)
Less: AOCI	30,716	33,679	25,358

	631,908	560,618	518,867

Total assets	9,857,163	9,755,281	8,833,060
Less: intangibles	(601,958)	(601,475)	(564,495)

	9,255,205	9,153,806	8,268,565

Tangible equity, excluding AOCI / tangible assets (period end) (5)	6.83%	6.12%	6.28%

Allowance for loan losses + credit marks / total loans + credit marks:
Allowance for loan losses	$109,224	$107,612
Credit marks	26,622	26,919

	135,846	134,531

Total loans	6,702,595	6,559,952
Credit marks	26,622	26,919

	6,729,217	6,586,871
Allowance for loan losses + credit marks / total loans + credit marks	2.02%	2.04%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.
(2)	Return on average tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.
(3)	Return on average tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.
(4)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.
(5)	Accumulated other comprehensive income (AOCI) is comprised of unrealized losses on securities, non-credit impairment losses on other-than-temporarily impaired securities and unrecognized pension and postretirement obligations.
(6)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(7)	Customer repos are included in short-term borrowings on the balance sheet.